UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                          Date of Report: July 27, 2005
                        (Date of earliest event reported)



                           QUEST RESOURCE CORPORATION
             (Exact name of registrant as specified in its charter)



              Nevada                     0-17371               88-0182808
   (State or other jurisdiction        (Commission         (I.R.S. Employer
of incorporation or organization)      File Number)      Identification Number)


                         9520 North May Ave., Suite 300
                          Oklahoma City, Oklahoma 73120
          (Address of principal executive offices, including zip code)



                                 (405) 488-1304
              (Registrant's telephone number, including area code)





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Item 1.01.  Entry into a Material Definitive Agreement.

     Please see the disclosure under Item 3.02 below.

Item 3.02.  Unregistered Sales of Equity Securities.

     On July 27, 2005, Quest Resource Corporation (the "Company") sold 250,000 shares of its restricted common stock, par value $0.001 per share, to an individual investor in exchange for $500,000 cash. This sale, plus the previous reported sale of 350,000 shares of restricted common stock, leaves 400,000 shares of restricted common stock remaining to be sold by the Company to achieve its' goal of selling a total of 1,000,000 shares of restricted common stock. The Company issued the 250,000 shares of restricted common stock in a private offering that was exempt from the registration requirements of the Securities Act of 1933 (the "Act"), pursuant to an exemption from the registration requirements under Rule 506 of Regulation D promulgated by the Securities and Exchange Commission under the Act.

     Following the issuance of the 250,000 shares of restricted common stock in the private offering described above, the Company loaned the $500,000 in proceeds from the sale to its subsidiary, Quest Cherokee, LLC ("Quest Cherokee"). Quest Cherokee's obligation to repay the Company the $500,000 is represented by a promissory note (the "Note") that provides for interest to accrue on the unpaid principal amount of the promissory note at a rate of 15% per annum. Any repayment of the Note by Quest Cherokee to the Company shall be made on a pro rata basis with the repayment by Quest Cherokee of its indebtedness to Cherokee Energy Partners LLC ("Cherokee Energy Partners") pursuant to the terms of an Intercreditor Agreement (the "Intercreditor Agreement") between the Company, Quest Cherokee and Cherokee Energy Partners. Under the Intercreditor Agreement, any repayment by Quest Cherokee on the debt owed to the Company or Cherokee Energy Partners shall be shared by Cherokee Energy Partners based on the percentages determined by dividing the outstanding indebtedness owed to each of the Company and Cherokee Energy Partners, respectively, by the total outstanding indebtedness owed to both the Company and Cherokee Energy Partners. Quest Cherokee has borrowed an aggregate amount of $63,000,000 from Cherokee Energy Partners, with approximately $76,482,713, including accrued but unpaid interest, outstanding as of June 30, 2005.


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


                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        QUEST RESOURCE CORPORATION



                                        By: /s/ Jerry D. Cash
                                            ---------------------------------
                                            Jerry D. Cash
                                            Chief Executive Officer

         Date: July 29, 2005






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